UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2008

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 24, 2008, Lakeland Bancorp, Inc. (the “Company” or “Lakeland Bancorp”) announced that Thomas J. Shara will join the Company as President and Chief Executive Officer of Lakeland Bancorp and Lakeland Bank. Mr. Shara will also be appointed as a director of Lakeland Bancorp and Lakeland Bank. He will be voted upon by the Company’s shareholders at the 2008 annual meeting to serve a two year term (in order to keep the Company’s three classes of directors as equal in number as possible). Mr. Shara, who is expected to join the Company on or about April 2, 2008, will succeed Roger Bosma, who is retiring as President and Chief Executive Officer. Mr. Bosma will continue to serve as a director of the Company and Lakeland Bank.

Mr. Shara, age 50, has served as President and Chief Credit Officer of TD Banknorth, N.A.’s Mid-Atlantic Division, which includes New Jersey, New York, and Pennsylvania, since May 2007. From February 2006 to May 2007, he served as Executive Vice President and Senior Commercial Banking Officer for TD Banknorth’s Mid-Atlantic Division. Prior to TD Banknorth’s acquisition of Hudson United Bancorp in February 2006, Mr. Shara served as Executive Vice President and Senior Loan Officer of Hudson United Bancorp and Hudson United Bank.

Mr. Shara will enter into a three year employment agreement with the Company and Lakeland Bank, which will provide for a base salary of $400,000 per year. The agreement will automatically renew unless terminated in advance by either party. Mr. Shara will be entitled to receive an annual cash bonus depending on the Company’s earnings performance. If the Company’s annual earnings meet targets to be established by the Compensation Committee and approved by the Company’s Board of Directors from time to time, Mr. Shara will receive an annual cash bonus equal to 30% of his base salary. If the Company’s earnings are less than 85% of the specified target for that year, he will not receive any bonus. If earnings are between 85% to 99% of the specified target, Mr. Shara will receive a bonus equal to 20% of his base salary. Mr. Shara will have the ability to receive a bonus of up to 90% of his base salary if the specified earnings targets are exceeded by various amounts.

Upon joining the Company, Mr. Shara will receive a restricted stock award covering 60,000 shares, which will vest in 25% annual increments beginning on December 31, 2009. He will also receive annual restricted stock awards equal in dollar value to 50% of the amount of the cash bonus he receives. These restricted stock awards will vest in 25% annual increments beginning one year after each grant date.

Mr. Shara will also receive a SERP benefit which will provide him (or upon his death, his wife) with $150,000 per year for 15 years upon his reaching age 65. His employment agreement will also provide that upon Mr. Shara’s termination of employment or significant reduction in duties after a change in control of the Company, he will receive a payment equal to three times the sum of his base salary plus the amount of the cash bonus he received for the most recent fiscal year.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release, dated March 24, 2008, of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

		By:	/s/ Roger Bosma
		Name:	Roger Bosma
		Title:	President and Chief Executive Officer

Dated:	March 26, 2008

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated March 24, 2008, of the Company